UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 16, 2006
Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (706) 576-3400
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing.
     (a) On May 22, 2006, Carmike Cinemas, Inc. (“Carmike”) issued a press release (attached hereto as Exhibit 99.1 and incorporated herein by reference) announcing that it received a notice dated May 16, 2006 from the Nasdaq Listing Qualifications staff (the “Staff”) indicating that because The Nasdaq Stock Market, Inc. (“Nasdaq”) had not received Carmike’s Form 10-Q for the period ended March 31, 2006, Carmike is in further noncompliance with Nasdaq Marketplace Rule 4310(c)(14). As a result, the additional deficiency will be considered by the Nasdaq Listing Qualifications Panel (the “Panel”) in rendering its determination as to Carmike’s securities continuing to be listed on the Nasdaq Stock Market.
On April 27, 2006 a hearing was held before the Panel regarding the Company’s appeal of Nasdaq’s determination to delist the Company’s common stock. The Panel has not yet rendered its decision. While the Company is optimistic that Nasdaq will grant the Company’s request for an extension to file its 2005 Form 10-K and first quarter 2006 Form 10-Q, there can be no assurance that the Panel will grant the Company’s request.
     The Company has previously announced that its first quarter 2006 Form 10-Q will not be filed timely as a result of accounting issues relating to lease accounting leading to a delay in the filing of its Form 10-K for the fiscal year ended December 31, 2005.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit 99.1 Press release dated May 22, 2006.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.
Date: May 19, 2006	By:	Lee Champion
Lee Champion
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 22, 2006.